Exhibit 10(b)

               AMENDMENT TO THE ESCO ELECTRONICS CORPORATION 1994
                               STOCK OPTION PLAN

          WHEREAS,   ESCO   Technologies   Inc.   (formerly   ESCO   Electronics
     Corporation)("Company") adopted the ESCO Electronics Corporation 1994 Stock Option Plan ("Plan"); and

          WHEREAS,  the Company retained the right to amend the Plan pursuant to
     Section 16 thereof; and

          WHEREAS, the Company desires to amend the Plan:

          NOW, THEREFORE, effective as of July 18, 2002 the Plan is amended as follows:

          1. The first sentence of Section 9 is deleted and replaced with the following:

          The holder of any Stock Option issued hereunder must exercise the Stock Option prior to his termination of employment, except that if the employment of an optionee terminates with the consent and approval of his employer, the Committee may, in its absolute discretion, permit the optionee to exercise his Stock Option, to the extent that he was entitled to exercise it at the date of such termination of employment, at any time within three (3) months after such termination, but not after ten (10) years from the date of the granting thereof. Provided, that the Committee may, in its absolute discretion, direct that the option agreement specifically permit the holder of any Stock Option who terminates employment on account of retirement on or after age 60, to exercise his Stock Option, to the extent that he was entitled to exercise it at the date of such retirement, at any time within five (5) years after such retirement, but not after ten (10) years from the date of the granting thereof.

          2. The last sentence of Paragraph 8 is deleted and replaced with the following:

          Upon exercise of an option the Committee shall withhold a sufficient number of shares to satisfy the Company's withholding obligations for any taxes incurred as a result of such exercise; provided, that in lieu of all or part of such withholding, the optionee may pay an equivalent amount of cash to the Company.

          IN WITNESS WHEREOF, the foregoing amendment was adopted on the 18th day of July, 2002.